                                   FIRST AMENDMENT
                                          TO
                                 CUSTODIAN AGREEMENT


              This Amendment to the Custodian Agreement entered into as of the 7th day of February, 1994 between Greater China Growth Portfolio (hereinafter called the "Trust"), a New York trust having its principal place of business in Hong Kong, and Investors Bank & Trust Company (hereinafter called the "Bank", "Custodian" and "Agent"), a trust company established under the laws of the Commonwealth of Massachusetts with a principal place of business in Boston, Massachusetts.

              WHEREAS, the Trust and the Bank have entered into a Custodian Agreement dated October 27, 1992 (the "Agreement") under which the Trust has appointed the Bank to act as Custodian of its property and to perform certain duties as its Agent, as more fully described therein; and

              WHEREAS, the Trust and the Bank have agreed to modify certain terms of the Agreement as herein set forth;

              NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereby agree that the Agreement is hereby amended as follows:

              1. Unless otherwise defined herein, terms which are defined in the Agreement and used herein are so used as so defined.

              2. Section 3(B)(1) of the Agreement is hereby amended to read as follows:

                      "1) Upon sale of such securities or participation interests for the account of the Trust, BUT ONLY against receipt of payment therefor; if delivery is made in Boston or New York City, payment therefor shall be made in accordance with generally accepted clearing house procedures or by use of Federal Reserve Wire System procedures; if delivery is made elsewhere payment therefor shall be in accordance with the then current "street delivery" custom or in accordance with such procedures agreed to in writing from time to time by the parties hereto; if the sale is effected through a Securities System, delivery and payment therefor shall be made in accordance with the provisions of Paragraph L hereof; if the sale of commercial paper is to be effected through an Approved Book-Entry System for Commercial Paper, delivery and payment therefor shall be made in accordance with the provisions of Paragraph M hereof; if the securities are to be sold outside the United States, delivery of the securities for the account of the Trust may be made either (a) in advance of receipt of payment therefor in the absence of specific instructions to do so provided such actions are consistent with local settlement practices and customs, subject to the Custodian's standard of care, or (b) in accordance with procedures agreed to in writing from time to time by the parties hereto; for the purposes of this subparagraph, the term "sale" shall include the disposition of a portfolio security (i) upon the exercise of an option written by the Trust and (ii) upon the failure by the Trust to make a successful bid with respect to a portfolio security, the continued holding of which is contingent upon the making of such a bid;"

              3. Clause (e) of Section 3(H)(1) of the Agreement is hereby amended to read as follows:

                      "(e) in the case of securities purchased outside the United States, the Custodian may make payment therefor either (i) in advance of receipt of such securities in the absence of specific instructions to do so provided such actions are consistent with local settlement practices and customs, subject to the Custodian's standard of care, or (ii) in accordance with procedures agreed to in writing from time to time by the parties hereto;"

              4. Section 3(I) of the Agreement is hereby amended by adding the following sentence to the end of said Section:

                      "Notwithstanding any other provision in this Agreement to the contrary, where securities are purchased or sold outside the United States, delivery of securities for the account of the Trust may be made by the Custodian in advance of receipt of payment for the securities sold, and the Custodian may pay for securities in advance of receipt of the securities purchased for the account of the Trust, in the absence of specific instructions to do so provided such actions are consistent with local settlement practices and customs, subject to the Custodian's standard of care."

              5. Section 3(L)(c) of the Agreement is hereby amended to read as follows:

                               "(c)  The Custodian shall pay for securities
                      purchased in book-entry form for the account of the Trust only upon (i) receipt of notice or advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust; except that when such securities are purchased outside the United States, payment therefor may be made by the Custodian in advance of receipt of such notice or advice and the making of such entry in the absence of specific instructions to do so provided such actions are consistent with local settlement practices and customs, subject to the Custodian's standard of care. The Custodian shall transfer securities sold for the account of the Trust only upon (i) receipt of notice or advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust; except that when such securities are sold outside the United States, transfer thereof may be made by the Custodian in advance of receipt of such notice or advice and the making of such entry in the absence of specific instructions to do so provided such actions are consistent with local settlement practices and customs, subject to the Custodian's standard of care. Copies of all notices or advices from the Securities System of transfers of securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Custodian and be promptly provided to the Trust at its request. The Custodian shall promptly send to the Trust confirmation of each transfer to or from the account of the Trust in the form of a written advice or notice of each such transaction, and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Trust on the next business day."

              6. Except as expressly provided herein, the Agreement shall remain unchanged and in full force and effect.

              IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                   GREATER CHINA GROWTH PORTFOLIO

                                   By  /s/James B. Hawkes
                                   ----------------------------------
                                    James B. Hawkes
                                    Vice President


                                    INVESTORS BANK & TRUST COMPANY

                                    By  /s/Michael Rogers
                                    ----------------------------------
                                     Michael Rogers
                                     Senior Vice President